UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2023
SERA PROGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40606	26-1911522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2749 East Parleys Way, Suite 200 Salt Lake City, Utah	84109
(Address of principal executive offices)	(zip code)
Registrant’s telephone number, including area code: (801) 990-0520
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SERA	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 22, 2023, Jay Moyes notified Sera Prognostics, Inc. (the “Company”) of his intention to resign from the position of Treasurer and Chief Financial Officer of the Company, effective as of June 7, 2023.
Concurrently with Mr. Moyes’s resignation, Austin Aerts, the Company’s current Vice President of Finance and Corporate Controller, was appointed as the interim Chief Financial Officer of the Company, effective June 7, 2023. The Company anticipates entering into a new employment agreement with Mr. Aerts, the material terms of which will be disclosed in a Current Report on Form 8-K when the agreement is finalized.
Mr. Aerts, 36 years of age, has more than ten years of finance and accounting experience in a variety of roles, and eight years of experience in the medical diagnostics industry. Mr. Aerts joined the Company in July 2017 and has served as Assistant Controller, Director of Accounting, and most recently Vice President of Finance and Corporate Controller. While in these positions, Mr. Aerts implemented numerous financial process and internal control improvements, and has been responsible for financial reporting, audit management, technical accounting, financial risk, cash management, planning, and other vital financial responsibilities, including playing a key role in assisting with the Company’s initial public offering in 2021. Prior to joining the Company, Mr. Aerts worked at Ernst & Young LLP (“EY”) as an assurance professional assisting with the review and audit of Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, and evaluating SOX 404 compliance, among other responsibilities. After his time at EY and before joining the Company, Mr. Aerts worked in the finance department at Myriad Genetics, Inc. Mr. Aerts holds a Master of Accounting from the University of Utah and is a Certified Public Accountant licensed in the State of Utah.
There is no arrangement or understanding with any person pursuant to which Mr. Aerts was appointed as the interim Chief Financial Officer of the Company. There are no family relationships between Mr. Aerts and any director or executive officer of the Company, and he is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.
On May 24, 2023, Nadia Altomare notified the Company of her intention to resign from the position of Chief Commercial Officer of the Company, effective as of June 9, 2023, and is expected to move to a consulting role to effect a smooth commercial transition.
Item 7.01.     Regulation FD Disclosure.
On May 25, 2023, the Company issued a press release announcing the resignation of Ms. Altomare as Chief Commercial Officer and her transition to a consulting role. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.
The information contained in Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except to the extent required by applicable law or regulation.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued May 25, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SERA PROGNOSTICS, INC.

By:	/s/ Benjamin G. Jackson
Benjamin G. Jackson
Secretary and General Counsel
Date: May 25, 2023